UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-09819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 East Shore Drive, Suite 100 Glen Allen, Virginia	23059-5755
(Address of principal executive offices)	(Zip Code)

(804) 217-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange

6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Sartori as Chief Financial Officer

On February 26, 2026, the Board of Directors (the “Board”) of Dynex Capital, Inc. (the “Company”) approved the appointment of Michael Sartori as the Company’s Chief Financial Officer (principal financial officer), effective immediately. Mr. Sartori, age 45, will report to the Chairman of the Board and Co-Chief Executive Officer and the Co-Chief Executive Officer and President (together, the “Co-CEOs”). Mr. Sartori has been serving as Head of Capital Markets and Financial Planning and Analysis at the Company since October 2019. In this capacity, Mr. Sartori has been responsible for driving capital strategy, forecasting, and risk analytics and has served as a partner and adviser to the Co-CEOs, the Chief Investment Officer, and the Chief Financial Officer of the Company to help shape the capital structure, growth strategy, and financial performance of the Company. Prior to that, Mr. Sartori served as Assistant Controller of the Company from August 2013 to October 2019. Prior to joining the Company, Mr. Sartori served in various accounting roles at Genworth Financial, Deloitte & Touche, LLP, and Grant Thornton LLP.

In connection with Mr. Sartori’s appointment as Chief Financial Officer, the Board approved equity award grants for Mr. Sartori in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”). The RSU award, valued at $350,000 at the grant date, will vest on the third anniversary of the grant date, subject to continued employment and other terms specified in the RSU award agreement. The PSU award, valued at $1,200,000 at the grant date, will vest at the end of a three-year performance period, subject to continued employment, attainment of performance goals, and other terms specified in the PSU award agreement. The RSU and PSU award agreements will contain customary restrictive covenants, including post-employment confidentiality, non-competition, and non-solicitation covenants.

There is no arrangement or understanding between Mr. Sartori and any other person pursuant to which he has been selected as the Company’s Chief Financial Officer. There are no family relationships between Mr. Sartori and any director or executive officer of the Company, and Mr. Sartori has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Robert S. Colligan as Chief Financial Officer

In connection with Mr. Sartori’s appointment, the Company and Robert S. Colligan, the Company’s Chief Financial Officer, have mutually agreed that Mr. Colligan will no longer serve as Chief Financial Officer (principal financial officer) as of February 26, 2026. Mr. Colligan is expected to continue in employment with the Company through May 1, 2026, serving in the role of Special Advisor to the Co-CEOs to assist with the transition of his duties and responsibilities.

Under his Employment Agreement, Mr. Colligan is eligible to receive severance and other benefits in connection with his separation from the Company. The Employment Agreement, dated July 19, 2024, between the Company and Mr. Colligan was filed with the Securities and Exchange Commission as Exhibit 10.3 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Mr. Colligan’s departure from the Company is not the result of any disagreements with the Company on any matter relating to the Company’s financial disclosures, accounting matters, operations, polices or practices.

Item 7.01 Regulation FD Disclosure.

On February 27, 2026, the Company issued a press release announcing Mr. Sartori’s appointment as the Company’s Chief Financial Officer and the departure of Mr. Colligan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1, is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated February 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: February 27, 2026	By:	/s/ Smriti L. Popenoe
Smriti L. Popenoe
Co-Chief Executive Officer and President